For Immediate Release:	November 15, 2013

Investor Relations Contact:	Investor and Media Relations Contact:
Marliese L. Shaw	Dena Hall
Senior Vice President, Investor Relations Officer	Senior Vice President, Marketing
860-291-3622	Community Relations
mshaw@rockvillebank.com	413-787-1292
dhall@bankatunited.com
Media Relations Contact:
Adam J. Jeamel
Vice President, Corporate Communications
860-291-3765 ajeamel@rockvillebank.com

ROCKVILLE FINANCIAL, INC. AND UNITED FINANCIAL BANCORP, INC. TO MERGE IN A TRANSFORMATIONAL MERGER-OF-EQUALS

COMBINED COMPANY TO BE NAMED UNITED FINANCIAL BANCORP WITH ASSETS APPROACHING $5 BILLION

ROCKVILLE, Conn. and WEST SPRINGFIELD, Mass., November 15, 2013 – Rockville Financial, Inc. (“Rockville”) (NASDAQ: RCKB) and United Financial Bancorp, Inc. (“United”) (NASDAQ: UBNK) announced today they have entered into a definitive merger agreement in a stock-for-stock transaction valued at $369 million, based on the closing price of Rockville Financial, Inc. common stock on November 14, 2013. The combination will create the largest community bank headquartered in the Hartford – Springfield market with $4.8 billion in assets, over 50 branches and top five deposit market share in each metropolitan statistical area.

In the merger, United Financial Bancorp, Inc. shareholders will receive 1.3472 shares of Rockville Financial, Inc. common stock for each share of United Financial Bancorp, Inc. common stock. Upon closing, Rockville Financial, Inc. shareholders will own approximately 49% of stock in the combined company; United Financial Bancorp, Inc. shareholders will own approximately 51%. The merger is expected to generate approximately $17.6 million in fully phased-in annual cost savings or approximately 15% of the expected combined expense total. Additionally, the merger is expected to be approximately 30% accretive to the stand-alone 2015 earnings of both entities, excluding the impact of the potential revenue enhancement opportunities.

“We are very pleased to announce the combination of these two great community banks,” said William H. W. Crawford, IV, President and Chief Executive Officer of Rockville Financial, Inc. “This merger is a significant step in our strategy to expand our footprint. Our complementary branch networks provide both greater market density and unique franchise scarcity value. The combined company will create a top-performing New England community bank that has the scale, product depth and efficiency to compete effectively and deliver strong returns to our shareholders and an expanded product suite to our customers.”

“This transaction creates value for our shareholders, customers and employees,” said Richard B. Collins, United Financial Bancorp, Inc.’s Chairman, President and Chief Executive Officer. “We are uniting two strong community banks and creating a dominant player in the New England banking market with greater competitive strength, growth potential and profitability. United Bank has a history of growth through mergers of equals dating back to our days as a co-operative bank. It is fitting that today we announce this merger of equals and celebrate the “new” United Bank.”

Leadership

The new company will be governed by a 20-person Board of Directors consisting of an equal number of Rockville and United directors. The leadership team of the combined company will be assembled from both organizations with Rockville’s William H. W. Crawford, IV serving as Chief Executive Officer, United’s J. Jeffrey Sullivan as President, and Rockville’s Eric R. Newell serving as Chief Financial Officer. United Financial Bancorp, Inc.’s Robert A. Stewart, Jr. will serve as Chairman of the Board of Directors while Raymond H. Lefurge, Jr. from Rockville will be appointed as the Vice Chairman of the Board of Directors. Other key executive positions will be drawn from the executive management teams of both organizations. United’s Richard Collins will retire and provide consulting services for one year.

“I am excited to join Bill Crawford and the members of our combined management team to lead the combined company,” said J. Jeffrey Sullivan, EVP and Chief Operating Officer. “Individually we are each very good banks; together we have the critical mass to drive efficiency and growth, to take advantage of advancements in technology and to deliver the best banking experience for our customers.”

Brand Name to be United Bank/Headquarters in Connecticut

Upon closing, Rockville Bank will adopt the United name and the holding company will be United Financial Bancorp, Inc. Trading will continue on the NASDAQ Global Select Market under the symbol “UBNK.”

“United’s name dates back to 1882 and is highly respected in its markets. The United Bank name reflects the same independent minded community banking spirit that the Rockville Bank name has represented in our communities for the last 155 years,” continued William H. W. Crawford, IV. “Rockville and United both share a long history of financial stability and commitment to the communities they serve, and while the

Rockville name may be changing, the service provided to our customers will only improve with the ability to provide product enhancements and technology services Rockville could not efficiently provide on its own. Adopting the United name enables us to extend our brand to a broader regional market.”

The organization will be headquartered in Glastonbury, Connecticut. It will maintain regional offices in Enfield and South Windsor, Connecticut and in West Springfield and Worcester, Massachusetts.

Integration

The company has set up an Integration Management Office (“IMO”) comprised of executive management of both Rockville and United to aid with the integration of both companies. The IMO will create working groups to focus on integrating key areas and action teams for narrower, more specific projects. The IMO will be responsible for reporting to executive management, the Board and regulatory bodies.

Approvals

The transaction is expected to close by mid-year 2014. The transaction is subject to approval by shareholders from both companies, regulatory approval and other customary closing conditions.

Advisors

RBC Capital Markets, LLC is serving as the lead financial advisor to Rockville Financial, Inc. and rendered a fairness opinion in connection with the transaction. Sandler O’Neill & Partners is rendering a fairness opinion in connection with the transaction. Hinckley, Allen & Snyder LLP is acting as Rockville’s legal counsel. Sterne Agee & Leach, Inc. is serving as the exclusive financial advisor to United Financial Bancorp, Inc. and rendered a fairness opinion in connection with the transaction. Kilpatrick Townsend & Stockton LLP is acting as United’s legal counsel.

Investor Conference Call

A joint conference call to discuss the transaction is scheduled for 11:00 a.m. Eastern Time (ET) on Friday, November 15, 2013. Those wishing to participate in the call may dial toll-free 1-888-317-6016. A telephone replay of the call will be available through December 1, 2013 by calling 1-877-344-7529 and entering conference number 10037300. A podcast will be available on both Company websites for an extended period of time, as well as on Rockville’s investor relations app. Participants should dial in a few minutes before the call begins.

A presentation regarding the transaction will be discussed on this call and will be available for download at www.rockvillefinancialinc.com and at www.bankatunited.com on the investor relations page.

About Rockville Financial Inc.

Rockville Financial, Inc. is the parent of Rockville Bank, which is a 21-branch community bank serving Tolland, Hartford and New London counties in Connecticut.

Rockville Bank has established a New Haven County Commercial Banking Office in Hamden, Conn., and opened a full service Banking Center in West Hartford, Conn. in January 2013. For more information about Rockville Bank’s services and products, call (860) 291-3600 or visit www.rockvillebank.com. For more information about Rockville Financial, Inc., visit www.rockvillefinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device.

To download Rockville Financial, Inc.’s investor relations app on your iPhone, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 for your iPad or https://play.google.com/store/apps/details?id=com.theirapp.rockville for your Android mobile device.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA, 01090. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK. The Company had total consolidated assets of approximately $2.49 billion as of September 30, 2013. United Bank provides an array of financial products and services through its 16 branch offices and 2 express drive-up branches in the Springfield region of Western Massachusetts; 7 branches in the Worcester region of Central Massachusetts; and 12 branches in Connecticut’s Hartford, Tolland and New Haven counties. The Bank also operates loan production offices located in Beverly, Massachusetts and Glastonbury, Connecticut. Through its Wealth Management Group, the Bank offers access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com or on Facebook at facebook.com/bankatunited.

FORWARD-LOOKING STATEMENTS

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Rockville Financial, Inc. and United Financial Bancorp, Inc.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Rockville and United, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Rockville’s and United’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Rockville and United shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Rockville and United businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed merger, Rockville will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Rockville and United and a prospectus of Rockville, as well as other relevant documents concerning the proposed transaction. United will mail the joint proxy statement/prospectus to its stockholders. SHAREHOLDERS OF ROCKVILLE AND UNITED ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other filings containing information about Rockville and United at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Rockville’s website at www.rockvillefianncialinc.com,” and then under the heading “SEC Filings” or at United’s website at www.bankatunited.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Rockville, United and certain of their respective Directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Rockville and United’s shareholders in connection with the proposed merger. Information about the Directors and executive officers of Rockville and their ownership of Rockville common stock is set forth in the proxy statement for Rockville’s 2013 Annual Meeting of

Shareholders, as filed with the SEC on Schedule 14A on April 4, 2013. Information about the Directors and executive officers of United and their ownership of United common stock is set forth in the proxy statement for United’s 2013 Annual Meeting of Shareholders, as filed with the SEC on a Schedule 14A on March 18, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.